AGREEMENT

     This Agreement dated as of November 7, 1997 by and among Penn Octane Corporation, a Delaware corporation (the "Company"), Ernesto Rubio del Cueto, a citizen of the United Mexican States (the "Consultant"), and Rubio del Cueto, Monroy, Irurita y Vez, S.C., a law firm organized under the laws of the United Mexican States ("RCMIV").

     WHEREAS, the Consultant rendered consulting and advisory services (the "Services") to the Company in connection with the negotiation and execution by the Company of the Agreement entered into between the Company and P.M.I. Limited, a wholly-owned subsidiary of Petroleos Mexicanos, a state-owned Mexican company, dated October 7, 1996;

     WHEREAS, the Company issued a promissory note (the "Promissory Note") dated December 12, 1996 in the principal amount of U.S.$100,000.00 in favor of the Consultant, and entered into a subsequent agreement with RCMIV dated June 23, 1997 (the "June Agreement"), in each case to provide for payment for the Services; and

     WHEREAS, the Company, the Consultant and RCMIV desire (i) to satisfy payment for the Services through the issuance to the Consultant of Common Stock, par value $.01 per share, of the Company ("Common Stock"), and (ii) to cancel the Promissory Note and June Agreement.

     NOW THEREFORE, in consideration of the mutual promises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Company, RCMIV and the Consultant hereby agree that the Consultant alone rendered all of the Services to the Company; and the Company and the Consultant hereby agree that the value of such Services are U.S.$113,000.00.

2. The Company hereby agrees to issue to and in the name of the Consultant, and the Consultant hereby agrees to accept, 20,314 shares of Common Stock, in each case, as compensation for, and in full satisfaction of, all amounts owed to the Consultant for the Services.

3. RCMIV and the Company hereby agree that the June Agreement is null and void and of no further force or effect upon execution of this Agreement and issuance to the Consultant of 20,314 shares of Common Stock.

4. The Company and the Consultant agree to cancel the Promissory Note and the Consultant agrees to surrender such Promissory Note to the Company upon execution of this Agreement and issuance to the Consultant of 20,314 shares of Common Stock.

5. The Consultant agrees, in his capacity as partner of RCMIV, and on behalf of RCMIV, that the Company has no unfulfilled payment or other obligations to RCMIV.

     This  Agreement shall be governed by and construed in accordance with the
laws  of    the  State  of  New  York  without  regard to the conflicts of law
principles  thereof.    This  Agreement  may  be  executed  in  two  or  more
counterparts.

Accepted  and  Agreed  to  by:
                                   PENN  OCTANE  CORPORATION

/s/ Ernesto Rubio del Cueto        By: /s/ Ian T. Bothwell
-----------------------------          ---------------------
Ernesto  Rubio  del  Cueto         Name:  Ian T. Bothwell
                                   Title: Chairman,  President  and
                                             Chief  Executive  Officer


RUBIO  DEL  CUETO,  MONROY,  IRURITA  Y  VEZ,  S.C.


By:/s/ Ernesto Rubio del Cueto
   --------------------------------
Name:    Ernesto  Rubio  del  Cueto
Title: